Exhibit 99.1

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Seacoast Banking Corporation of Florida

(772) 288-6086

Charles M. Shaffer

Executive Vice President and

Chief Financial Officer

Seacoast Banking Corporation of Florida

(772) 221-7003

FOR IMMEDIATE RELEASE

SEACOAST TO ACQUIRE PALM BEACH COMMUNITY BANK,

EXPANDING IN ATTRACTIVE SOUTHEAST FLORIDA BANKING MARKET

Addition of $346 Million-Asset Bank Will Strengthen Seacoast’s Position in Florida’s Largest MSA

STUART, Fla., May 4, 2017— Seacoast Banking Corporation of Florida (“Seacoast”) (NASDAQ: SBCF), the holding company for Seacoast National Bank (“Seacoast Bank”), announced today that it has signed a definitive agreement to acquire Palm Beach Community Bank (“PBCB”), in a transaction that will expand Seacoast’s presence in the attractive South Florida market and strengthen its position in the state.

Pursuant to the terms of the merger agreement, PBCB, headquartered in West Palm Beach, will be merged with and into Seacoast Bank. Organized in 2008, PBCB has deposits of $281 million and loans of $290 million, and will increase Seacoast’s assets by nearly 7 percent to approximately $5.03 billion. PBCB operates four branches in West Palm Beach, enhancing Seacoast’s presence in Palm Beach County, and builds on Seacoast’s acquisition of Grand Bankshares Inc. in July 2015.

“This is a compelling acquisition that expands our footprint in Palm Beach County, part of Florida’s largest MSA,” said Dennis S. Hudson III, Seacoast chairman and CEO. “The acquisition of Palm Beach Community Bank increases our market share and gives current and prospective Palm Beach customers immediate access to our products and services, delivered by our knowledgeable local team as well as mobile and online banking, our 24/7 local call center and access to the Publix ATM network.”

“Our customers will benefit from our combination with Seacoast, a successful community bank with strong local roots,” said Cal Cearley, CEO of Palm Beach Community Bank. “Seacoast’s well-established brand, commitment to the communities it serves, and wide range of mobile and digitally enabled products makes them an ideal partner.”

Under the terms of the merger agreement, PBCB shareholders will have the right to receive for each share of PBCB common stock: (i) 0.9809 of a share of Seacoast common stock (“Exchange Ratio”) which remains fixed so long as Seacoast common stock trades between the collar of $21.00 and $22.75, and (ii) $6.33 in cash subject to adjustment for certain expenses as provided in the merger agreement (“Cash Consideration”). In the event that Seacoast common stock trades above $22.75, the Exchange Ratio will adjust in accordance with the merger agreement, and in the event that Seacoast common stock trades below $21.00 and above $19.00, Seacoast shall have the option of adjusting the Exchange Ratio or the Cash Consideration so that the merger consideration is $26.93 per share of PBCB common stock. Currently, the transaction is valued at approximately $71.2 million ($28.65 per share of PBCB common stock) based on Seacoast’s 5 day trailing average closing price of $24.36 as of May 2, 2017, which results in an Exchange Ratio of 0.9161. Closing of the acquisition is expected in the third quarter of 2017 after receipt of approvals from regulatory authorities, the approval of PBCB shareholders and the satisfaction of other customary closing conditions.

Seacoast expects the PBCB acquisition to be accretive to earnings per share in 2017, excluding one-time transaction costs, and have a tangible book value earnback period of approximately 2.0 years using the crossover method. The transaction also is expected to provide an internal rate of return of 20 percent.

With an estimated 2016 population of 6.08 million, the Miami-Fort Lauderdale-West Palm Beach metropolitan region – the largest in the Southeast – ranks among the fastest-growing markets in the state and country with an anticipated average growth rate of 1.3 percent by 2022. The area also has one of the Southeast’s lowest unemployment rates among metropolitan regions, at 5.1 percent in January 2017.

FIG Partners, LLC served as financial advisor and Alston & Bird LLP served as legal counsel to Seacoast. Sandler O’Neill & Partners, L.P. served as financial advisor and Holland & Knight LLP served as legal counsel to PBCB.

Investor Conference Call

Seacoast will host a conference call on Friday, May 5, 2017 at 10:00 a.m. (Eastern Time) to discuss the acquisition. Investors may call in (toll-free) by dialing (800) 697-5978 (passcode: 8439 776). Slides will be used during the conference call and may be accessed at Seacoast’s website at SeacoastBanking.com by selecting “Presentations” under the heading “Investor Services.” A replay of the call will be available for one month, beginning late afternoon of May 5, 2017, by dialing (888) 843-7419 and using passcode 8439 776#.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast’s website at SeacoastBanking.com. The link is located in the subsection “Presentations” under the heading “Investor Services.” Beginning the afternoon of May 5, an archived version of the webcast can be accessed from this same subsection of the website. The archived webcast will be available for one year.

About Seacoast Banking Corporation of Florida

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $4.8 billion in assets and $3.7 billion in deposits as of March 31, 2017. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, 46 traditional branches of its locally-branded wholly-owned subsidiary bank, Seacoast Bank, and five commercial banking centers. Offices stretch from Ft. Lauderdale, Boca Raton and West Palm Beach north through the Daytona Beach area, into Orlando and Central Florida and the adjacent Tampa market, and west to Okeechobee and surrounding counties.

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Seacoast Banking Corporation of Florida (“Seacoast”) will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 containing a proxy statement of Palm Beach Community Bank (“PBCB”) and a prospectus of Seacoast, and Seacoast will file other documents with respect to the proposed merger. A definitive proxy statement/prospectus will be mailed to shareholders of PBCB. Investors and security holders of Seacoast and PBCB are urged to read the entire proxy statement/prospectus and other documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by Seacoast through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Seacoast will be available free of charge on Seacoast’s internet website or by contacting Seacoast.

Seacoast, PBCB, their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Seacoast is set forth in its proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on April 6, 2017 and its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, or expect to acquire, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ materially from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks relating to the proposed PBCB merger include, without limitation: the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on issues related to the proposed merger; unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time- consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2016, under “Special Cautionary Notice Regarding Forward-looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.